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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-24191, No. 33-52173, No. 33-55539 and No.
33-61031) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-62218) of Turner Broadcasting System, Inc. of our report dated February 5, 1996 appearing in the 1995 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.




/s/ Price Waterhouse

PRICE WATERHOUSE LLP

Atlanta, Georgia
March 21, 1996